UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

Lightning Gaming, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

23 Creek Circle, Suite 400, Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2014 we and our wholly-owned subsidiary, Lightning Poker, Inc. (“LPI”), entered into an agreement with The Co-Investment Fund II, L.P. (“CI II”) to extend to June 30, 2017 the maturity date of eleven promissory notes in the aggregate principal amount of $11,500,000 (plus accrued interest) issued by LPI and us to CI II under Loan Agreements dated at various times between July 27, 2006 to May 6, 2013. All notes previously had a maturity date of June 30, 2015. A copy of the agreement is set forth in Exhibit 99.1 hereto.

Also on July 29, 2014, we and LPI entered into an agreement with Stewart J. Greenebaum, LLC (“SJG”) to extend to June 30, 2017 the maturity date of three promissory notes in the aggregate principal amount of $3,000,000 (plus accrued interest) issued by LPI to SJG under Loan Agreements dated June 27, 2007, June 30, 2008, and February 22, 2010. All notes previously had a maturity date of June 30, 2015. A copy of the agreement is set forth in Exhibit 99.2 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
99.1	Second Amendment to Omnibus Allonge to Promissory Notes issued by Lightning Gaming, Inc. (“LGI”), LPI and CI II
99.2	Amendment to Omnibus Allonge to Promissory Notes issued by LGI, LPI and SJG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:	/s/ Brian Haveson
Brian Haveson, Chief Exective Officer
Date:	July 30, 2014

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